HOMES FOR AMERICA HOLDINGS, INC.

                   CORPORATIONS, PARTNERSHIPS, JOINT VENTURES
                          & OTHER BUSINESS ASSOCIATIONS



CORPORATIONS

     Glen Hills Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

     Putnam Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

     Prairie Village Homes For America, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

     Lake's Edge Homes Holdings, Inc.: Homes For America Holdings, Inc. owns 100% of this operating entity.

     LEHH,Inc.: Homes For America Holdings, Inc. owns 100% of this entity, formed solely to purchase and sell bonds in association with the Lake's Edge transaction in North Miami, Florida.

     Country Lake Homes Holdings, Inc.: Homes for America Holdings, Inc. owns 100% of this operating entity.

     CLHH,Inc.: Homes For America Holdings, Inc. owns 100% of this entity, purchase and sell bonds in association with the Country Lake transaction in West Palm Beach, Florida.

     HomesFor America Real Estate Services, Inc.: Homes For America Holdings, Inc. owns 100% of this newly formed operating entity.

     MD-BI, LLC: Homes For America Holdings, Inc. owns 100% of this entity, formed in connection with the mezzanine loans made on the Lake's Edge and Country Lake properties, and

     MD-MGR, Inc.: Homes For America Holdings, Inc. owns 100% of this entity, formed in connection with the mezzanine loans made on the Lake's Edge and Country Lake properties, and

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     St. Charles Homes for America, Inc.: Homes For America Holdings,  Inc. owns
100% of this operating entity.

     Beau Rivage-Homes for America, LLC: Homes For America Holdings, Inc. owns 100% of this operating entity.


LIMITED PARTNERSHIPS

     Dallas/Glen Hills LP: Homes For America Holdings, Inc. owns 100% of the General Partner, Glen Hills Homes For America, Inc. The General Partner owns ..01% of Dallas/Glen Hills LP (aka Willow Pond). Because Homes For America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.

     Middlebury/Elkhart LP: Homes For America Holdings, Inc. owns 100% of the General Partner, Prairie Village Homes For America, Inc. The General Partner owns 0.1% of Middlebury/Elkhart LP (aka Prairie Village). Because Homes For America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.

     TVMJG1996-Putnam Square LP: Homes For America Holdings, Inc. owns 100% of the General Partner, Putnam Homes For America, Inc. The General Partner owns 1.0% of TVMJG1996-Putnam Square LP (aka Putnam Square). Because Homes For
America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.

     Lake's Edge Partners, LP: Homes For America Holdings, Inc. owns 100% of the General Partner, Lake's Edge Homes Holdings, Inc. Lake's Edge Homes Holdings owns 99% of Lake's Edge Partners LP. Homes For America Holdings, Inc., the Limited Partner, owns the remaining 1%. Lake's Edge Partners, LP is thus treated as a wholly owned subsidiary.

     St. Charles Townhomes Partners, L.P.: Homes For America Holdings, Inc. owns 100% of the General Partner, St. Charles Homes for America, Inc. The General Partner owns 1% of St. Charles Townhomes Partners, L.P. (aka St. Charles). Because Homes For America Holdings, Inc. exerts full and complete control over the Limited Partnership, it is treated as a wholly owned subsidiary.

JOINT VENTURES

     MasterBuilt America, Inc.: Homes For America Holdings, Inc. owns 50% of this newly formed joint venture with MasterBuilt Companies, Inc. of Manassas, Virginia.


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